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                                                                    EXHIBIT 10.5


CALIFORNIA STEEL INDUSTRIES, INC.

To:      CSN
Attn:    Mr. Paulo Musetti
         Director

From:    Toshiro Sagae      Fax: (909)350-5911     Phone: (909)350-6479

Date:    Oct. 6, 1998

Re:      100,000 MT of Steel Slabs from CSN to CSI

Dear Paulo,

In accordance with our understanding yesterday, we listed below some questions to arrange the steel slab shipments for first quarter 1999.

1) Negotiation Points:
----------------------
 .     The negotiation of 100,000 MT of steel slabs was fixed between the two companies on October 2, 1998.

 .     The price agreed was US$150.00/MT FOB ST loading port.

 .     The number of shipments will depend on the quantity of each lot. The quantity of each lot will depend on the loading port CSN will choose. CSN will decide in the near future about the loading port.

2) Questions:
-------------

 .     Does CSN have any question related to technical issues? Chemistry? Sizes?
      Tolerance? Slab marking? Etc.

 .     Which port will be the loading port?

 .     Taking into consideration that the first shipment should occur in January
      1999, please inform us when you need a purchase order with specifications and tonnage?

 .     Can CSN use Praia Mole terminal as its loading port? If it is possible,
      CSI prefers to ship through Praia Mole Terminal because this terminal is the most efficient slab loading port and CSI maintains constant shipments of Panamax type.

 .     As soon as CSN decides about the loading port, please inform us as soon as possible related to the loading conditions including any information regarding port facilities and respective capacities.

 .     Does the vessel (probably Handysize, if the loading port will not be Praia
      Mole) need to be a self-loader or not?

 .     How many days are necessary for Lay-days?

We appreciate your response to these questions and appreciate your cooperation.

Best Regards,


S/ Toshiro Sagae
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Toshiro Sagae
Slab Purchase Manager
CSI